Exhibit 5

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH



                                                            CLIENT/MATTER NUMBER
                                                                     042326-0101

                                 January 7, 1999


State Financial Services Corporation
10708 West Janesville Road
Hales Corners, Wisconsin  53130

Ladies and Gentlemen:

       We have acted as counsel for State Financial Services Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 640,645 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan (the "Plan").

       In this regard, we have examined: (a) the Plan; (b) a signed copy of the Registration Statement; (c) the Company's Amended and Restated Articles of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

       Based upon the foregoing, we are of the opinion that:

       1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

       2. The shares of Common Stock, when issued by the Company in the manner contemplated in the Plan, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

FOLEY & LARDNER

     State Financial Services Corporation
     January 7, 1999
     Page 2

       We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                 Yours truly,

                                 /s/FOLEY & LARDNER

                                 FOLEY & LARDNER